AMENDED AND RESTATED BY-LAWS
of
AIP Series Trust
(a Delaware Statutory Trust)
Effective December 8, 2015


TABLE OF CONTENTS
Page
ARTICLE I INTRODUCTION	 1
Section 1.	Declaration of Trust	 1
Section 2.	Definitions	 1
ARTICLE II OFFICES
Section 1.	Principal Office	 1
Section 2.	Delaware Office	 1
Section 3.	Other Offices	 1
ARTICLE III MEETINGS OF SHAREHOLDERS	 1
Section 1.	Place of Meetings	 1
Section 2.	Call of Meetings	 2
Section 3.	Notice of Meetings of
Shareholders	 2
Section 4.	Manner of Giving Notice;
Affidavit of Notice	 2
Section 5.	Conduct of Meetings of
Shareholders	 2
Section 6.	Adjourned Meeting; Notice	 3
Section 7.	Voting	 3
Section 8.	Waiver of Notice; Consent of
Absent Shareholders	 3
Section 9.	Shareholder Action by Written
Consent Without a Meeting	 3
Section 10.	Record Date for Shareholder
Notice, Voting and Giving Consents	 4
Section 11.	Proxies	 5
Section 12.	Inspectors of Election	 5



ARTICLE IV TRUSTEES	5
Section 1.	Powers	5
Section 2.	Number of Trustees	6
Section 3.	Vacancies 	 6
Section 4.	Place of Meetings and Meetings
by Telephone	6
Section 5.	Regular Meetings	 6
Section 6.	Special Meetings	 6
Section 7.	Quorum; Action of Trustees	6
Section 8.	Waiver of Notice	 6
Section 9.	Adjournment	6
Section 10.	Notice of Adjournment	 7
Section 11.	Action Without a Meeting	 7
Section 12.	Fees and Compensation of
Trustees	 7
Section 13.	Delegation of Power to Other
Trustees	 7
Section 14.	Chairman	7
ARTICLE V COMMITIEES	7
Section 1.	Committees of Trustees	 7
Section 2.	Proceedings and Quorum	8
Section 3.	Compensation of Committee
Members	8
ARTICLE VI OFFICERS	 8
Section 1.	Officers	8
Section 2.	Election of Officers	8
Section 3.	Subordinate Officers 	 8
Section 4.	Removal and Resignation of
Officers	8
Section 5.	Vacancies in Offices	 9
Section 6.	President	 9
Section 7.	Vice Presidents	9
Section 8.	Secretary and Assistant
Secretaries	 9
Section 9.	Treasurer and Assistant
Treasurers	9

ARTICLE VII INDEMNIFICATION OF TRUSTEES,
OFFICERS, EMPLOYEES AND OTHER

AGENTS......................................................
.......................................10
Section 1.	Agents, Proceedings, Expenses	10
Section 2.	Indemnification of Trustees and
Officers	10
Section 3.	Indemnification of Agents 	 11
Section 4.	Limitations, Settlements	11
Section 5.	Insurance, Rights Not Exclusive	 11
Section 6.	Advance of Expenses	 11

ARTICLE VIII INSPECTION OF RECORDS AND
REPORTS	 11
Section 1.	Inspection by Shareholders	11
Section 2.	Inspection by Trustees	12
Section 3.	Financial Statements 	 12

ARTICLE IX GENERAL MATTERS	 12
Section 1.	Checks, Drafts, Evidence of
Indebtedness	12
Section 2.	Contracts and Instruments; How
Executed	12
Section 3.	Fiscal Year 	 12
Section 4.	Seal	12
Section 5.	Writings	 12
Section 6.	Severability	 13
Section 7.	Headings	13

ARTICLE X CUSTODY OF SECURITIES	 13
Section 1.	Employment of a Custodian	 13
Section 2.	Termination of Custodian
Agreement	 13
Section 3.	Other Arrangements	 13
ARTICLE XI AMENDMENTS	13













AMENDED AND RESTATED BY-LAWS
OF
AIP Series Trust
(a Delaware Statutory Trust)
ARTICLE I
Introduction
             Section 1. Declaration of Trust. These
By-Laws shall be subject to the Declaration of Trust,
as amended from time to time ("Declaration of
Trust"), of AIP Series Trust, a Delaware statutory
trust ("Trust"). In the event of any inconsistency
between the terms hereof and the terms of the
Declaration of Trust, the terms of the Declaration of
Trust shall control.
             Section 2. Definitions. Capitalized
terms used herein and not herein defined are used as
defined in the Declaration of Trust.
ARTICLE II
Offices
             Section 1. Principal Office. The
principal executive office of the Trust shall be located
in West Conshohocken, Pennsylvania, until such time
as the Trustees may change the location of the principal
executive office of the Trust to any other place.
             Section 2. Delaware Office. The
Trustees shall establish a registered office in the State
of Delaware and shall appoint as the Trust's
registered agent for service of process in the State of
Delaware an individual who is a resident of the State
of Delaware or a Delaware corporation or a
corporation authorized to transact business in the
State of Delaware; in each case the business office of
such registered agent for service of process shall be
identical with the registered Delaware office of the
Trust. The Trustees may designate a successor
resident agent, provided, however, that such
appointment shall not become effective until written
notice thereof is delivered to the Office of the
Secretary of the State of Delaware.
             Section 3. Other Offices. The
Trustees may at any time establish branch or
subordinate offices at any place or places within or
outside the State of Delaware as the Trustees may
from time to time determine.
ARTICLE III
Meetings of Shareholders
             Section 1. Place of Meetings. Meetings
of Shareholders shall be held at any place designated by
the Trustees. In the absence of any such designation,
Shareholders' meetings shall be held at the principal
executive office of the Trust.
             Section 2. Call of Meetings. 'There
shall be no annual meetings of Shareholders except as
required by law. Special meetings of the Shareholders
of the Trust or of any Series or Class may be called at
any time by the Trustees or by the President or the
Secretary for the purpose of taking action upon any
matter requiring the vote or authority of the
Shareholders of the Trust or of any Series or Class as
herein provided or provided in the Declaration of
Trust or upon any other matter as to which such vote
or authority is deemed by the Trustees or the
President to be necessary or desirable. Meetings of the
Shareholders of the Trust or of any Series or Class
may be called for any purpose deemed necessary or
desirable upon the written request of the Shareholders
holding at least a majority of the Outstanding Shares
of the Trust entitled to vote at such meeting. If the
Secretary fails for more than thirty (30) days to call a
special meeting, the Trustees or the Shareholders
requesting such a meeting may, in the name of the
Secretary, call the meeting by giving the required
notice. If the meeting is a meeting of Shareholders of
any Series or Class, but not a meeting of all
Shareholders of the Trust, then only a special meeting
of Shareholders of such Series or Class need be called
and, in such case, only Shareholders of such Series or
Class shall be entitled to notice of and to vote at such
meeting.
            Section 3. Notice of Meetings of
Shareholders. All notices of meetings of
Shareholders shall be sent or otherwise given to
Shareholders in accordance with Section 4 of this
Article III not less than seven (7) days before the
date of the meeting. The notice shall specify: (i) the
place, date and hour of the meeting; and (ii) the
general nature of the business to be transacted.
Section 4. Manner of Giving Notice;
Affidavit of Notice.
                    (a)	Notice of any meeting
of Shareholders shall be (i) given either by hand
delivery, first-class mail, telegraphic or other written
or electronic communication, charges prepaid, and
(ii) addressed to the Shareholder at the address of
that Shareholder appearing on the books of the Trust
or its transfer agent or given by the Shareholder to
the Trust for the purpose of notice. If no such address
appears on the Trust's books or is not given to the
Trust, or to the Trust's transfer or similar agent,
notice shall be deemed to be waived and therefore
unnecessary, unless and until the Shareholder
provides the Trust, or the Trust's transfer or similar
agent, with his or her address. Notice shall be
deemed to have been given at the time when
delivered personally or deposited in the mail or sent
by telegram or other means of written or electronic
communication or, where notice is given by
publication, on the date of publication. Without
limiting the manner by which notice otherwise may
be given effectively to Shareholders, any notice to
Shareholders given by the Trust shall be effective if
given by a single written notice to Shareholders who
share an address if consented to by the Shareholders
at that address.
                    (b)	If any notice
addressed to a Shareholder at the address of that
Shareholder appearing on the books of the Trust is
returned to the Trust by the United States Postal
Service marked to indicate that the Postal Service is
unable to deliver the notice to the Shareholder at that
address, all future notices or reports shall be deemed
to have been duly given without further mailing if
such future notices or reports shall be kept available
to the Shareholder, upon written demand of the
Shareholder, at the principal executive office of the
Trust for a period of one year from the date of the
giving of the notice.
                    (c)	An affidavit of the
mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.
            Section 5. Conduct of Meetings of
Shareholders. The meetings of Shareholders shall be presided over by the President, or if he or she is not present, by any Vice President, unless there is an Executive Vice President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meetings. The Secretary, if present, shall act as a Secretary of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an Assistant Secretary, if any, shall so act. If neither the Secretary nor the Assistant
Secretary is present or, if present, the Secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the Secretary to act on his or her behalf shall act as Secretary of such meetings.


            Section 6. Adjourned Meeting; Notice.
Any meeting of Shareholders, whether or not a quorum
is present, may be adjourned from time to time by the
chairman of the meeting, an officer of the Trust or by
the vote of a majority of the Shares represented at the
meeting, either in person or by proxy. Notwithstanding
the above, broker non-votes will be excluded from the
denominator of the calculation of the number of votes
required to approve any proposal to adjourn a meeting.
Notice of adjournment of a Shareholders' meeting to
another time or place need not be given, if such time
and place are announced at the meeting at which
adjournment is taken and the adjourned meeting is held
within a reasonable time after the date set for the
original meeting. If the adjournment is for more than
sixty (60) days from the date set for the original
meeting or a new record date is fixed for the adjourned
meeting, notice of any such adjourned meeting shall be
given to each Shareholder of record entitled to vote at
the adjourned meeting in accordance with the
provisions of Sections 3 and 4 of this Article III. At any
adjourned meeting, the Trust may transact any business
which might have been transacted at the original
meeting. The chairman of the meeting, an officer of the
Trust or by the vote of a majority of the Shares
represented at the meeting, either in person or by proxy,
also shall have the power to adjourn the meeting from
time to time if the vote required to approve or reject any
proposal described in the original notice of such
meeting is not obtained (with proxies being voted for or
against adjournment consistent with the votes for and
against the proposal for which the required vote has not
been obtained).
            Section 7. Voting. The Shareholders
entitled to vote at any meeting of Shareholders shall be
determined in accordance with the provisions of the
Declaration of Trust of the Trust, as in effect as of such
time. The Shareholders' vote may be by voice vote or by
ballot; provided, however, that any election for Trustees
must be by ballot if demanded by any Shareholder
before the voting has begun. On any matter other than
election of Trustees, any Shareholder may cast part of
the votes that such Shareholder is entitled to cast in
favor of the proposal and refrain from casting and/or
cast the remaining part of such votes against the
proposal; but if such Shareholder fails to specify the
number of votes that such Shareholder is casting in favor
of the proposal, it will be conclusively presumed that
such Shareholder is casting all of the votes that such
Shareholder is entitled to cast in favor of such proposal.
Section 8. Waiver of Notice; Consent of
Absent Shareholders.
                   (a)	The transaction of
business and any actions taken at a meeting of
Shareholders, however called and noticed and
wherever held, shall be as valid as though taken at a
meeting duly held after regular call and notice
provided a quorum is present either in person or by
proxy at the meeting of Shareholders and if either
before or after the meeting, each Shareholder entitled
to vote who was not present in person or by proxy at
the meeting of the Shareholders signs a written waiver
of notice or a consent to a holding of the meeting or an
approval of the minutes. The waiver of notice or
consent need not specify either the business to be
transacted or the purpose of any meeting of
Shareholders.
                   (b)	Attendance by a
Shareholder at a meeting of Shareholders shall also
constitute a waiver of notice of that meeting, except if
the Shareholder objects at the beginning of the meeting
to the transaction of any business because the meeting
is not lawfully called or convened and except that
attendance at a meeting of Shareholders is not a waiver
of any right to object to the consideration of matters
not included in the notice of the meeting of
Shareholders if that objection is expressly made at the
beginning of the meeting.
Section 9. Shareholder Action by Written Consent
Without a Meeting.
(a)	Except as provided in
the Declaration of Trust, any
action that may be
taken at any meeting of Shareholders may be taken
without a meeting and without prior notice if a consent
or consents in writing setting forth the action to be taken
is signed by the holders of Outstanding Shares having
not less than the minimum number of votes that would
be necessary to authorize or take that action at a meeting
at which all Shares entitled to vote on that action were
present and voted. Any such written consent may be
executed and given by facsimile or other electronic
means. All such consents shall be filed with the
Secretary of the Trust and shall be maintained in the
Trust's records. Any Shareholder giving a written
consent, a transferee of the Shares, a personal
representative of the Shareholder, or their respective
proxy holders may revoke the Shareholder's written
consent by a writing received by the Secretary of the
Trust before written consents of the number of
Outstanding Shares required to authorize the proposed
action have been filed with the Secretary.
(b)	If the consents of all
Shareholders entitled to vote
have not been solicited
in writing and if the unanimous written consent of all
such Shareholders shall not have been received, the
Secretary shall give prompt notice of the action
approved by the Shareholders without a meeting. This
notice shall be given in the manner specified in Section
4 of this Article III to each Shareholder entitled to vote
who did not execute such written consent.
Section 10. Record Date for Shareholder Notice,
Voting and Giving Consents.
                    (a)	For purposes of
determining the Shareholders entitled to vote or act at
any meeting or adjournment or postponement thereof,
the Trustees may fix in advance a record date which
shall not be more than ninety (90) days before the date
of any such meeting. Without fixing a record date for a
meeting, the Trustees may for voting and notice
purposes close the register or transfer books for one or
more Series (or Classes) for all or any part of the
period between the earliest date on which a record date
for such meeting could be set in accordance herewith
and the date of such meeting. If the Trustees do not so
fix a record date or close the register or transfer books
of the affected Series or Classes, the record date for
determining Shareholders entitled to notice of or to
vote at a meeting of Shareholders shall be the close of
business on the business day next preceding the day on
which notice is given or, if notice is waived, at the
close of business on the business day next preceding
the day on which the meeting is held.
                    (b)	The record date for
determining Shareholders entitled to give consent to
action in writing without a meeting, (a) when no prior
action of the Trustees has been taken, shall be the day on
which the first written consent is given, or (b) when prior
action of the Trustees has been taken, shall be: (i) such
date as determined for that purpose by the Trustees,
which record date shall not precede the date upon which
the resolution fixing it is adopted by the Trustees and
shall not be more than twenty (20) days after the date of
such resolution; or (ii) if no record date is fixed by the
Trustees, the record date shall be the close of business on
the day on which the Trustees adopt the resolution
relating to that action.
                    (c)	- Nothing in this Section
shall be construed as precluding the Trustees from
setting different record dates for different Series or
Classes. Only Shareholders of record on the record
date, as herein determined, shall have any right to vote
or to act at any meeting or give consent to any action
relating to such record date, notwithstanding any
transfer of Shares on the books of the Trust after such
record date.
            Section 11. Proxies. Subject to the
provisions of the Declaration of Trust, Shareholders
entitled to vote for Trustees or on any other matter shall
have the right to do so either in person or by proxy,
provided that either (i) a written instrument authorizing
such a proxy to act is executed by the Shareholder or his
or her duly authorized attorney-in-fact and dated not
more than eleven (11) months before the meeting, unless
the instrument specifically provides for a longer period,
or (ii) the Trustees adopt an electronic, telephonic,
computerized or other alternative to the execution of a
written instrument authorizing the proxy to act, and such
authorization is received not more than eleven (11)
months before the meeting. A proxy shall be deemed
executed by a Shareholder if the Shareholder's name is
placed on the proxy (whether by manual signature,
typewriting, telegraphic transmission or otherwise) by
the Shareholder or the Shareholder's attorney-in-fact. A
valid proxy which does not state that it is irrevocable
shall continue in full force and effect unless: (i) revoked
by the Person executing it before the vote pursuant to
that proxy is taken, (a) by a writing delivered to the
Trust stating that the proxy is revoked, or (b) by a
subsequent proxy executed by such Person, or (c)
attendance at the meeting and voting in person by the
Person executing that proxy, or (d) revocation by
such Person using any electronic, telephonic,
computerized or other alternative means authorized
by the Trustees for authorizing the proxy to act; or
(ii) written notice of the death or incapacity of the
maker of that proxy is received by the Trust before
the vote pursuant to that proxy is counted. A proxy
with respect to Shares held in the name of two or
more Persons shall be valid if executed by any one of
them unless at or prior to exercise of the proxy the
Trust receives a specific written notice to the
contrary from any one of the two or more Persons. A
proxy purporting to be executed by or on behalf of a
Shareholder shall be deemed valid unless challenged
at or prior to its exercise and the burden of proving
invalidity shall rest on the challenger. Unless
otherwise specifically limited by their terms, proxies
shall entitle the Shareholder to vote at any
adjournment or postponement of a Shareholders'
meeting. At every meeting of Shareholders, unless
the voting is conducted by inspectors, all questions
concerning the qualifications of voters, the validity
of proxies, and the acceptance or rejection of votes,
shall be decided by the chairman of the meeting.
Subject to the provisions of the Declaration of Trust
or these By-Laws, all matters concerning the giving,
voting or validity of proxies shall be governed by the
General Corporation Law of the State of Delaware
relating to proxies, and judicial interpretations
thereunder, as if the Trust were a Delaware
corporation and the Shareholders were shareholders
of a Delaware corporation.
            Section 12. Inspectors of Election.
Before any meeting of Shareholders, the Trustees may
appoint any persons other than nominees for office to
act as inspectors of election at the meeting or its
adjournment or postponement. If no inspectors of
election are so appointed, the chairman of the meeting
may appoint inspectors of election at the meeting. If
any person appointed as inspector fails to appear or
fails or refuses to act, the chairman of the meeting may
appoint a person to fill the vacancy.
These inspectors shall:
                   (a)	Determine the number
of Shares outstanding and the voting power of each,
the Shares represented at the meeting, the existence of
a quorum and the authenticity, validity and effect of
proxies.
                   (b)	Receive votes, ballots
or consents.
                   (c)	Hear and determine all
challenges and questions in any way arising in
connection with the right to vote.
                   (d)	Count and tabulate all
votes or consents.
                   (e)	Determine when the
polls shall close.
                   (f)	Determine the result.
                   (g)	Do any other acts that
may be proper to conduct the election or vote with fairness to all Shareholders.
ARTICLE IV
Trustees
            Section 1. Powers. Subject to the
applicable provisions of the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time (the "1940 Act"), the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.
            Section 2. Number of Trustees. The
exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time, as provided in the Declaration of Trust, by a resolution of the Trustees.
             Section 3. Vacancies. Vacancies in the
authorized number of Trustees may be filled as provided in the Declaration of Trust.
             Section 4. Place of Meetings and
Meetings by Telephone. All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.
             Section 5. Regular Meetings. Regular
meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.
             Section 6. Special Meeting. Special
meetings of the Trustees may be held at any time or place for any purpose when called by the President, the Secretary or by written request of two (2) or more of the Trustees. Notice of the time and place of special meetings shall be communicated to each Trustee orally in person or by telephone at least twenty-four hours before the meeting or transmitted to him or her by first-class or overnight mail, electronic mail, telegram, telecopy or other electronic means addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust at least seventy-two hours before the meeting. Notice may be provided on the day of the special meeting by telephone, electronic mail, telegram, telecopy, or other electronic means, if, under the circumstances, the party calling the meeting deems more immediate action to be necessary or appropriate.
Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent.
The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust.
             Section 7. Quorum; Action of
Trustees. Thirty-three and one-third percent (33 1/3%) of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article IV.
Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.
             Section 8. Waiver of Notice. Notice of
any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting.
Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.
             Section 9. Adjournment. A majority of
the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
             Section 10. Notice of Adjournment.
Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article IV to the Trustees.
             Section 11. Action Without a Meeting.
Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of the Trustees then in office. Unless the 1940 Act or the Declaration of Trust requires that a particular action be approved by a greater percentage, such written consent shall be effective if provided by a majority of the Trustees then in office. Any such written consent may be executed and given by facsimile or other electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.
             Section 12. Fees and Compensation of
Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This
Section 12 of Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.
             Section 13. Delegation of Power to
Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other
Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.
             Section 14. Chairman. The Trustees
shall appoint a Trustee to serve as Chairman of the Board ("Chairman"). To the extent specifically required by the 1940 Act, the Chairman shall not be an Interested Person. The Chairman shall serve at the pleasure of the Trustees, shall preside over meetings of the Trustees, and shall have a key role in setting the agenda for the board, establishing a boardroom culture that will foster a meaningful dialogue between fund management and Trustees, overseeing the tasks of the adviser(s), negotiating in favor of shareholders when negotiating advisory contracts, and providing leadership to the board while focusing on the long-term interests of the Shareholders. The
Chairman shall also exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or by these By-Laws.
ARTICLE V
Committees
             Section 1. Committees of Trustees.
The Trustees may by resolution designate one or more committees, each consisting of one (I) or more
Trustees, to serve at the pleasure of the Trustees. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of their powers, subject to the limitations of applicable law. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

             Section 2. Proceedings and Quorum.
In the absence of an appropriate resolution of the
Trustees, each committee may adopt such rules and
regulations governing its proceedings, quorum and
manner of acting as it shall deem proper and
desirable. In the event any member of any committee
is absent from any meeting, the committee may take
action only if a majority of its members are present at
the meeting.
             Section 3. Compensation of
Committee Members. Each committee member may
receive such compensation from the Trust for his or her
services and reimbursement for his or her expenses as
may be fixed from time to time by the Trustees.
ARTICLE VI
Officers
             Section 1. Officers. The officers of
the Trust shall be a President, a Secretary and a
Treasurer. The Trust may also have, at the discretion
of the Trustees, one or more Vice Presidents, one or
more Assistant Secretaries, one or more Assistant
Treasurers, and such other officers as may be
appointed in accordance with the provisions of
Section 3 of this Article VI. Any person may hold
one or more offices of the Trust except that no one
person may serve concurrently as both President and
Secretary. A person who holds more than one office
in the Trust may not act in more than one capacity to
execute, acknowledge or verify an instrument
required by law to be executed, acknowledged or
verified by more than one officer. Any officer may
be, but need not be, a Trustee or Shareholder.
             Section 2. Election of Officers. The
officers of the Trust, except such officers as may be
appointed in accordance with the provisions of Section
3 or Section 5 of this Article VI, shall be chosen by the
Trustees, and each shall serve at the pleasure of the
Trustees, subject to the rights, if any, of an officer
under any contract of employment.
             Section 3. Subordinate Officers. The
Trustees may appoint and may empower the President
to appoint such other officers as the business of the
Trust may require, each of whom shall hold office for
such period, have such authority and perform such
duties as are provided in these By-Laws or as the
'Trustees may from time to time determine.
Section 4. Removal and Resignation
of Officers.
                   (a)	Subject to the rights, if
any, of an officer under any contract of employment,
any officer may be removed, either with or without
cause, by a vote of a majority of the Trustees then in
office and in attendance, at any regular or special
meeting of the Trustees or by the principal executive
officer or by such other officer upon whom such
power of removal may be conferred by the Trustees.
In addition, any officer appointed in accordance with
the provisions of Section 3 of this Article may be
removed, with or without cause, by any officer upon
whom such power of removal shall have been
conferred by the Trustees.
                   (b)	Any officer may resign
at any time by giving written notice to the Trust. Any
resignation shall take effect at the date of the receipt of
that notice or at any later time specified in that notice;
and unless otherwise specified in that notice, the
acceptance of the resignation shall not be necessary to
make it effective. Any resignation is without prejudice
to the rights, if any, of the Trust under any contract to
which the officer is a party.
            Section 5. Vacancies in Offices. A
vacancy in any office because of death, resignation,
removal, disqualification or other cause shall be filled
in the manner prescribed in these By-Laws for regular
appointment to that office. The President may make
temporary appointments to a vacant office pending
action by the Trustees.
            Section 6. President. The President
shall be the chief executive officer of the Trust and
shall, subject to the control of the Trustees, have
general supervision, direction and control of the
business and the officers of the Trust. The President
shall preside at all meetings of the Shareholders. The
President shall have the general powers and duties of
a president of a corporation and shall have such other
powers and duties as may be prescribed by the
Trustees, the Declaration of Trust or these By-Laws.
            Section 7. Vice Presidents. In the
absence or disability of the President, any Vice
President, unless there is an Executive Vice President,
shall perform all the duties of the President and when
so acting shall have all powers of and be subject to all
the restrictions upon the President. The Executive Vice
President or Vice Presidents, whichever the case may
be, shall have such other powers and shall perform
such other duties as from time to time may be
prescribed for them respectively by the Trustees or the
President or by these By-Laws.
Section 8. Secretary and Assistant
Secretaries.
                    (a)	The Secretary shall
keep or cause to be kept at the principal executive
office of the Trust, the office of the Administrator,
the office of any sub-administrator or such other
place as the Trustees may direct, a book of minutes
of all meetings and actions of Trustees, committees
of Trustees and Shareholders with the time and place
of holding, whether regular or special, and if special,
how authorized, the notice given, the names of those
present at Trustees' meetings or committee meetings,
the number of Shares present or represented at
meetings of Shareholders and the proceedings of the
meetings.
                    (b)	The Secretary shall
keep or cause to be kept at the principal executive
office of the Trust or at the office of the Trust's
transfer agent or registrar, a share register or a
duplicate share register showing the names of all
Shareholders and their addresses and the number and
classes of Shares held by each.
                    (c)	The Secretary shall
give or cause to be given notice of all meetings of the
Shareholders and of the Trustees (or committees
thereof) required to be given by these By-Laws or by
applicable law and shall have such other powers and
perform such other duties as may be prescribed by the
Trustees or by these By-Laws.
                    (d)	Any Assistant
Secretary may perform such duties of the Secretary as
the Secretary or the Board of Trustees may assign, and,
in the absence of the Secretary, he or she may perform
all the duties of the Secretary.
Section 9. Treasurer and Assistant
Treasurers.
                    (a)	The Treasurer shall be
the chief financial and accounting officer of the Trust
and shall keep and maintain or cause to be kept and
maintained adequate and correct books and records of
accounts of the properties and business transactions of
the Trust and each Series or Class thereof, including
accounts of the assets, liabilities, receipts,
disbursements, gains, losses, capital and retained
earnings of all Series or Classes thereof. The books of
account shall at all reasonable times be open to
inspection by any Trustee.
                    (b)	The Treasurer shall
deposit all monies and other valuables in the name and
to the credit of the Trust with such depositaries as may
be designated by the Board of Trustees. He or she shall
disburse the funds of the Trust as may be ordered by
the Trustees, shall render to the President and Trustees,
whenever they request it, an account of all of his or her
transactions as chief financial and accounting officer
and of the financial condition of the Trust and shall
have other powers and perform such other duties as
may be prescribed by the Trustees or these By-Laws.
                    (c)	Any Assistant Treasurer may
perform such duties of the Treasurer as the
Treasurer or the Board of Trustees may assign, and in
the absence of the Treasurer, he may perform all the
duties of the Treasurer.
ARTICLE VII
Indemnification of Trustees, Officers,
Employees and Other Agents
             Section 1. Agents, Proceedings,
Expenses. For purposes of this Article VII, "agent"
means any Person who is, was or becomes an employee
or other agent of the Trust who is not an officer or
Trustee of the Trust; "proceeding" means any
threatened, pending or completed claim, action, suit or
proceeding, whether civil, criminal, administrative or
investigative (including appeals); and "liabilities" and
"expenses" includes, without limitation, attorneys' fees,
costs, judgments, amounts paid in settlement, fines,
penalties and all other liabilities whatsoever.
Section 2. Indemnification of Trustees
and Officers.
                    (a)	Subject to the
exceptions and limitations contained in Section 4 of
this Article VII, the Trust shall indemnify its
Trustees and officers to the fullest extent consistent
with state law and the 1940 Act. Without limitation
of the foregoing, the Trust shall indemnify each
person who was or is a party or is threatened to be
made a party to any proceedings, by reason of
alleged acts or omissions within the scope of his or
her service as a Trustee or officer of the Trust,
against judgments, fines, penalties, settlements and
reasonable expenses (including attorneys' fees)
actually incurred by him or her in connection with
such proceeding to the maximum extent consistent
with state law and the 1940 Act.
                    (b)	Subject to the
exceptions and limitations contained in Section 4 of
this Article VII, the Trust may, to the fullest extent
consistent with applicable law, indemnify each
Person who is serving or has served at the request of
the Trust as a director, officer, partner, trustee,
employee, agent or fiduciary of another domestic or
foreign corporation, partnership, joint venture, trust,
other enterprise or employee benefit plan ("Other
Position") and who was or is a party or is threatened
to be made a party to any proceeding by reason of
alleged acts or omissions while acting within the
scope of his or her service in such Other Position,
against judgments, fines, settlements and reasonable
expenses (including attorneys' fees) actually incurred
by him or her in connection with such proceeding to
the maximum extent consistent with state law and the
1940 Act.
                    (c)	The indemnification
and other rights provided by this Article VII shall continue as to a person who has ceased to be a Trustee or officer of the Trust. In no event will any revision, amendment or change to the By-Laws affect in any manner the rights of any Trustee or officer of the Trust to receive indemnification by the Trust against all liabilities and expenses reasonably incurred or paid by the Trustee or officer in connection with any proceeding in which the Trustee or officer becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust (including any amount paid or incurred by the Trustee or officer in the settlement of such proceeding) with respect to any act or omission of such Trustee or officer that occurred or is alleged to have occurred prior to the time such revision, amendment or change to the By-Laws is made.


Section 3. Indemnification of Agents.
Subject to the exceptions and limitations
contained in Section 4 of this Article VII, every agent
may be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his
or her being or having been an agent.
Section 4. Limitations, Settlements.
(a)	No indemnification shall be provided hereunder to
a Trustee, officer oragent who shall have been finally adjudicated by a court or body before which the proceeding was brought: (i) to be liable by reason of
willful misfeasance, bad faith,
gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively,
"disabling conduct"); or (ii) not to have acted in good
faith in the reasonable belief that his or her action was
in the best interest of the Trust. In the event of a proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without adjudication by a court or other body before which the proceeding was brought, no indemnification shall be provided hereunder to a Trustee, officer or agent unless there has been a dismissal of the proceeding by the court or other body before which it was brought or there
has been a determination that such Trustee, officer or
agent is entitled to indemnification: (i) by any court or other body; (ii) by at least a majority of those Trustees who are not Interested Persons of the Trust nor are
parties to the matter; or (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial type
inquiry).
             Section 5. Insurance, Rights Not
Exclusive. The Trust's financial obligations arising
from the indemnification provided herein or in the Declaration of Trust (i) may be insured by policies maintained by the Trust on behalf of any Trustee, officer or agent; (ii) shall be severable; (iii) shall not be exclusive of or affect any other rights to which any
Trustee, officer or agent may now or hereafter be
entitled; and (iv) shall continue as to an individual who
has ceased to be a Trustee, officer or agent as to acts or omissions as a Trustee, officer or agent and inure to the benefit of the Trustee, officer or agent's heirs, executors and administrators.
             Section 6. Advance of Expenses.
Expenses incurred by a Trustee or officer in connection
with the defense or investigation of any proceeding shall
be advanced by the Trust from time to time and
expenses incurred by an agent in connection with the
defense of any proceeding may be advanced by the Trust
from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such
Trustee, officer or agent that such amount will be paid
over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article VII; provided,
however, that: (a) such Person shall have provided appropriate security for such undertaking; (b) the Trust is insured against losses arising out of any such advance payments; or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Trustee, officer or agent will be found entitled to indemnification under this Article VII.
ARTICLE VIII
Inspection of Records and Reports
             Section 1. Inspection by Shareholders.
The Trustees shall from time to time determine whether
and to what extent, and at what times and places, and
under what conditions and regulations the accounts,
books, documents, and other information of the Trust or
any Series shall be open to the inspection of the Shareholders. Notwithstanding any inspection right that would otherwise be available under Section 3819(a)(1)-
(4) of the Delaware Statutory Trust Act to the contrary,
no Shareholder shall have any right to inspect any
account, book, document, or other information of the
Trust except as determined by the Trustees pursuant to the preceding sentence or to the extent, if any, required by
Section 16(c) of the 1940 Act, subject to any rights
provided to the Trust or the Trustees by said Section
16(c).
            Section 2. Inspection by Trustees. Every
Trustee shall have the absolute right at any reasonable
time to inspect all books, records, and documents of
every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
            Section 3. Financial Statements. A copy
of any financial statements and any income statement of
the Trust for each semi-annual period of each fiscal year
and accompanying balance sheet of the Trust as of the
end of each such period that has been prepared by the
Trust shall be kept on file in the principal executive
office of the Trust for at least twelve (12) months and
each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any
such Shareholder. The semi-annual income statements
and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books
and records of the Trust.
ARTICLE IX
General Matters
            Section 1. Checks, Drafts, Evidence of
Indebtedness. All checks, drafts, or other orders for
payment of money, notes or other evidences of
indebtedness issued in the name of or payable to the
Trust shall be signed or endorsed in such manner and
by such person or persons as shall be designated from
time to time in accordance with the resolution of the
Board of Trustees.
            Section 2. Contracts and Instruments;
How Executed. The Trustees, except as otherwise
provided in these By-Laws, may authorize any officer
or officers, agent or agents, to enter into any contract
or execute any instrument in the name of and on behalf
of the Trust (or any Series) and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or
employee shall have any power or authority to bind the
Trust by any contract or engagement or to pledge its
credit or to render it liable for any purpose or for any
amount.
            Section 3. Fiscal Year. The fiscal year
of the Trust and each Series shall be fixed and refixed
or changed from time to time by the Trustees.
            Section 4. Seal. The Trustees may
adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine. Any Trustee or officer of the Trust shall
have authority to affix the seal to any document,
provided that the failure to affix the seal shall not
affect the validity or effectiveness of any document.
Section 5. Writings. To the fullest extent
permitted by applicable laws and
regulations:
(a)	all requirements in these By-Laws that any action
be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b)	all requirements in these By-Laws that any writing
be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.
              Section 6. Severability. The provisions
of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision and only in such jurisdiction and shall not affect any other provision of these By-Laws.
             Section 7. Headings. Headings are
placed in these By-Laws for convenience of reference only. In case of any conflict, the text of these By-Laws, rather than the headings, shall control.
ARTICLE X
Custody of Securities
             Section 1. Employment of a Custodian.
The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in the custody of a Custodian, including any sub-custodian for the Custodian (the "Custodian") meeting the requirements of Section 17(f) of the 1940
Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a Custodian (the "Custodian Agreement") on terms and conditions acceptable to the Trustees, providing for the Custodian, among other things, to: (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing; (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere; (c) disburse such funds upon orders or vouchers; and (d) employ one or more sub-custodians.
             Section 2. Termination of Custodian
Agreement. Upon termination of the Custodian
Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor
Custodian. If so directed by resolution of the Trustees or by vote of a majority of outstanding shares of the Trust, the Custodian shall deliver and pay over all property of the Trust or any Series held by it as specified in such vote.
             Section 3. Other Arrangements. The
Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.
ARTICLE XI
Amendments
             Except as otherwise provided by
applicable law or by the Declaration of Trust, these By-
Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees then in office, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VII hereof with respect to any acts or omissions of Trustees, officers or agents (as defined in Article VII) of the Trust prior to such amendment.
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